    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998
                                                   REGISTRATION NO. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                            BROCK INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                                        58-1588291
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                          2859 Paces Ferry Road, #1000
                             Atlanta, Georgia 30339
                                 (770) 431-1200

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              R. DOUGLAS MACINTYRE
                                    President
                            Brock International, Inc.
                          2859 Paces Ferry Road, #1000
                             Atlanta, Georgia 30339
                                 (770) 431-1200
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                              --------------------

                          Copies of Communications to:

                              G. WILLIAM SPEER Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                                 Sixteenth Floor
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 572-6600
      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                              --------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------
                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
   TITLE OF EACH CLASS OF SECURITIES         AMOUNT            PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
                TO BE                         TO BE           OFFERING PRICE PER    AGGREGATE OFFERING       REGISTRATION
             REGISTERED                    REGISTERED              SHARE(1)              PRICE(1)               FEE(1)

===============================================================================================================================
Common Stock, no par value                67,989 shares            $4 15/16             $335,695.69               $99

===============================================================================================================================

(1)Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Common Stock on February 10, 1998 as reported by the Nasdaq National Market System.

                              --------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

P R O S P E C T U S

                                  67,989 SHARES


                            BROCK INTERNATIONAL, INC.

                                  COMMON STOCK

                              --------------------



      This Prospectus relates to 67,989 shares (the "Shares") of common stock, no par value ("Common Stock"), of Brock International, Inc. (the "Company"). The Shares may be offered by Carpe Fund, L.P., a Georgia limited partnership and shareholder of the Company (the "Selling Shareholder"), from time to time in transactions in the open market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through brokerdealers, and such brokerdealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such brokerdealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular brokerdealer might be in excess of customary commissions). See "Sale of Shares."

      The Selling Shareholder acquired the Shares from the Company on January 2, 1998 in connection with the Company's acquisition of NetGain Corporation, a Georgia corporation ("NetGain"). See "Recent Development." The Selling Shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").
See "Selling Shareholder" and "Sale of the Shares."

      None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the Shares being offered by the Selling Shareholder and to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act.

      The Common Stock is listed on the Nasdaq National Market System. On February 11, 1998, the last reported sale price of the Common Stock of the Company reported on the Nasdaq National Market System was $4 7/8 per share.



                              --------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              --------------------

                The date of this Prospectus is February 13, 1998.

                              AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), of which this Prospectus forms a part, covering the Shares to be sold pursuant to this offering.

    As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission as set forth below. For additional information regarding the Company, the Common Stock and related matters and documents, reference is made to the Registration Statement and exhibits thereto.

    CERTAIN DOCUMENTS PREVIOUSLY FILED BY THE COMPANY WITH THE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." COPIES OF ANY DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED UPON REQUEST TO THE SECRETARY, BROCK INTERNATIONAL, INC., 2859 PACES FERRY ROAD, #1000, ATLANTA, GEORGIA 30339 (TELEPHONE: (770) 431-1200).

    The Company is subject to the informational and reporting requirements of the Exchange Act, and accordingly files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission, as well as the Registration Statement, are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at certain regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Company is an electronic filer with the Commission, and the Commission maintains an Internet Web site (http://www.sec.gov) that contains reports, proxy and other information about the Company.

                                   THE COMPANY

    The Company designs, develops, markets and supports TakeControl(TM) 98 and the Brock Activity Manager(TM) ("BAM") produCT lines. TakeControl '98 is a windows based integrated client/server sales and marketing solution that supports sales and marketing automation needs in multiple industries. The BAM product line is a traditional UNIX character base sales, marketing and customer service solution. Both product lines assist companies to optimize their revenues and relationships. From the Company's inception, the Brock system was designed to take advantage of the open systems concept to run on multiple hardware platforms and operating systems. The Company has further developed its systems to support various relational database management systems, networks, communication devices and architectures - including client/server, shared multi-user and standalone. The Company refers to this open systems strategy and the inherent technical flexibility of the Company's system as "environmental independence." The system's ToolShop(TM) is licensed with the software applications and facilitates rapid customization and installation. The Company's software products operate on a wide range of hardware platforms, including Hewlett-Packard Corporation, IBM, Sun Microsystems, Data General and others, and personal computers operating on LANs.

    The Company was launched in October 1984 as Brock Control Systems. Founded by Richard T. Brock, the Company was a pioneer in the sales automation market and an early developer of enterprise customer management systems. The Company went public at the end of March 1993. In February 1996 the Company changed its name to Brock International, Inc., to reflect its growing worldwide market reach. Since its inception, the Company has licensed thousands of users in hundred of enterprises throughout the Americas, Europe and the Pacific Rim.

    The Company's principal executive offices are located at 2859 Paces Ferry Road, #1000, Atlanta, Georgia 30339. Its telephone number is (770) 431-1200.

                               RECENT DEVELOPMENT

    On December 31, 1997, Brock Acquisition, Inc., a Georgia corporation and wholly-owned subsidiary of the Company ("Acquisition"), acquired legal title to the net assets of NetGain through a merger (the "Merger") of NetGain with and into Acquisition pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated December 31, 1997, among NetGain, Acquisition and the Company.

    Pursuant to the Merger, the Company issued the Shares to the Selling Shareholder in full payment and satisfaction of two Promissory Notes in principal amounts totaling $300,000 issued by NetGain to the Selling Shareholder. Under the terms of a certain letter Agreement, dated July 9, 1997 (the "Letter Agreement") between the Selling Shareholder and the Company, the Company agreed to register the Shares for resale by the Selling Shareholder under the Securities Act. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the registration provisions of the Letter Agreement.

                               SELLING SHAREHOLDER

       Prior to the offering, the Selling Shareholder did not beneficially own any shares of Common Stock of the Company outstanding on the date of this Prospectus. Upon the sale by the Selling Shareholder of all of the Shares and completion of the offering, assuming all of the Shares being offered hereby are sold and that no other changes in the Selling Shareholder's beneficial ownership occur prior to completion of this offering, the Selling Shareholder will not beneficially own any shares of Common Stock of the Company.

                               SALE OF THE SHARES

      The sale of the Shares by the Selling Shareholder may be effected from time to time in transactions in the open market, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through brokerdealers, and such brokerdealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for which such brokerdealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular brokerdealer may be in excess of customary compensation).

      The Selling Shareholder and any brokerdealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

      A legal opinion to the effect that the Shares are legally issued, fully paid and nonassessable has been rendered by Powell, Goldstein, Frazer & Murphy LLP, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303.

                                     EXPERTS

      The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Brock International, Inc. for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

              (1) The Company's Annual Report on Form 10K for the year ended December 31, 1996 (Commission File No. 0-21202);

              (2) The Company's Quarterly Report on Form 10Q for the period ended March 31, 1997 (Commission File No. 0-21202);

              (3) The Company's Quarterly Report on Form 10Q for the period ended June 30, 1997 (Commission File No. 0-21202);

              (4) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997 (Commission File No. 0-21202);

              (5) The Company's Current Report on Form 8-K filed with the Commission on January 13, 1998 (Commission File No. 0-21202);

              (6) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act on Form 8A, as amended (Commission File No. 0-0-21202).

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

        Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in this paragraph.

                    -----------------------------------------


NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                    -----------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Registration fee to the Securities
           and Exchange Commission............................       $     99
         Nasdaq Additional Listing fee........................       $  2,000
         Accounting fees and expenses.........................       $  1,000
         Legal fees and expenses..............................       $  3,000
         Miscellaneous expenses...............................       $      0
                                                                     --------
                    Total.....................................       $  6,099

         The foregoing items, except for the Commission registration fee and the Nasdaq additional listing fee, are estimated. The Registrant has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the Shares.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14-2-850 et seq. of the Georgia Business Corporation Code and
Article 6 of the Registrant's Amended and Restated Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liability that they may incur while serving in such capacity. These provisions generally provide that the directors and officers of the Registrant will be indemnified by the Registrant against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant if such director or officer acted in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under these provisions, the Registrant may provide advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Registrant.

         The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS.


Exhibit
Number         Description
------         -----------

3.1            Amended and Restated Articles of Incorporation of the Company.
               (1)


3.2            Amended and Restated Bylaws of the Company. (1)


4.1 See Exhibits 3.1 and 3.2 for provisions of the Amended and Restated Articles of Incorporation and Amended and Restated
               Bylaws of the Company defining rights of holders of Common Stock of the Company.

5 Opinion of Powell, Goldstein, Frazer & Murphy LLP as to the legality of the securities being registered.


23.1 Consent of Price Waterhouse LLP (see page immediately preceding signature page to this Registration Statement).


23.2 Consent of Powell, Goldstein, Frazer & Murphy LLP is contained in its opinion filed as Exhibit 5 hereto.


24             Power of Attorney (see signature page to this Registration
               Statement).


99             Agreement and Plan of Merger dated December 31, 1997 among Brock
               International, Inc., NetGain Corporation and Brock Acquisition,
               Inc. (2).


-------------------------------
(1) Incorporated herein by reference to exhibit of the same number in the Company's Registration Statement on Form S-1 (Registration No. 33-57984).

(2) Incorporated herein by reference to Exhibit 2 of the Registrant's Current Report on Form 8-K filed with the Commission on January 13, 1998 (File No. 0-21202).



ITEM 17.  UNDERTAKINGS.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 3, 1997, except as to Note 13, which is as of March 21, 1997 appearing on page 18 of the Brock International Inc. Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts".


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Atlanta, Georgia
February 13, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 1998.

                                    BROCK INTERNATIONAL, INC.


                                    By:      /s/ R. Douglas MacIntyre
                                             ----------------------------------
                                             R. Douglas MacIntyre
                                             President

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints R. DOUGLAS MACINTYRE, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                       TITLE                                   DATE
          ---------                                       -----                                   ----


/s/ Richard T. Brock                            Chairman of the Board                      February 3, 1998
------------------------------------------
           Richard T. Brock


/s/ R. Douglas MacIntyre                        President, Chief Executive Officer         February 3, 1998
------------------------------------------      and Director
           R. Douglas MacIntyre

/s/ Judith A. Vitale                            Director of Finance and Administration     February 3, 1998
------------------------------------------      (principal accounting officer and
             Judith A. Vitale                   principal financial officer)


/s/ John F. Keane                               Director                                   February 3, 1998
------------------------------------------
             John F. Keane


/s/ Said Mohammadioun                           Director                                   February 3, 1998
------------------------------------------
             Said Mohammadioun


/s/ James R. Porter                             Director                                   February 3, 1998
------------------------------------------
              James R. Porter

                                  EXHIBIT INDEX



Exhibit
Number         Description
------         -----------

3.1            Amended and Restated Articles of Incorporation of the Company.
               (1)


3.2            Amended and Restated Bylaws of the Company. (1)


4.1 See Exhibits 3.1 and 3.2 for provisions of the Amended and Restated Articles of Incorporation and Amended and Restated
               Bylaws of the Company defining rights of holders of Common Stock of the Company.


5 Opinion of Powell, Goldstein, Frazer & Murphy LLP as to the legality of the securities being registered.


23.1 Consent of Price Waterhouse LLP (see page immediately preceding signature page to this Registration Statement).


23.2 Consent of Powell, Goldstein, Frazer & Murphy LLP is contained in its opinion filed as Exhibit 5 hereto.


24             Power of Attorney (see signature page to this Registration
               Statement).


99             Agreement and Plan of Merger dated December 31, 1997 among Brock
               International, Inc., NetGain Corporation and Brock Acquisition,
               Inc. (2).


-------------------------------
(1) Incorporated herein by reference to exhibit of the same number in the Company's Registration Statement on Form S-1 (Registration No. 33-57984).

(2) Incorporated herein by reference to Exhibit 2 of the Registrant's Current Report on Form 8-K filed with the Commission on January 13, 1998 (File No. 0-21202).